SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549


FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 21, 2003



Weirton Steel Corporation
(Exact name of registrant as specified in its charter)



Delaware              1-10244               06-1075442
(State or other jurisdiction (Commission    (IRS Employer
of incorporation or           File Number)   Identification
organization)                                    No.)


400 Three Springs Drive
Weirton, West Virginia                  26062-4997
(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code  (304) 797-2000




ITEM 5.  Other Events.

     On October 21,2003, the Registrant announced that the Pension Benefit Guaranty Corporation (PBGC) had notified Weirton Steel that under provisions of the Employee Retirement Income Security Act of 1974 (ERISA), the PBGC is terminating the Weirton Steel Corporation Retirement Plan effective October 21, 2003 and will become statutory trustee of that plan. The press release is attached hereto.


ATTACHMENT.

Contact: Gregg Warren, Director,

Corporate Communications
and Government Relations
(304) 797-2828

Date: October 21, 2003


FOR IMMEDIATE RELEASE


WEIRTON STEEL CALLS PBGC TAKEOVER 'UNFORTUNATE;'
COMPANY SPENT PAST YEAR ATTEMPTING TO AVOID ACTION

     WEIRTON, W.VA. ' Weirton Steel Corp.'s top executive today said the takeover of the company's pension plan by the Pension Benefit Guaranty Corp.
(PBGC) is a 'very unfortunate situation,' adding the action is indicative of the demise of pension plans at other domestic steel companies that have filed for bankruptcy protection.
     'It is very disappointing that we've reached this point. Both the company and the Independent Steelworkers Union have been aware that the plan was at risk and have explored every avenue available to save the pension plan. We know the PBGC's action is disturbing to our retirees and their dependents. Be assured we took every possible step during the past year to salvage the pension plan, especially in the last several months,' said D. Leonard Wise, Weirton Steel chief executive officer.
     'Contrary to some news reports, we believe the PBGC's action will not affect the benefit levels for the majority of our current retirees. The PBGC exists to protect pension plans when a company is unable to properly fund them. Our bankruptcy has made it impossible to fund the plan. Unfortunately, the plan will not be as lucrative once the PBGC assumes the plan.'
     Wise said efforts to save the plan during the past year include: receiving pension funding waivers from the federal government; freezing future pension benefits of active employees; holding numerous telephone and face-to-face meetings with PBGC officials; and utilizing the services of consultants specializing in such matters.
     'Despite our very best efforts, the magnitude of required contributions to the plan far exceeded our ability to fund them. This has become an unfortunate trend among U.S. manufacturers, steel and otherwise,' Wise explained.
     The company said the pension crisis affecting companies nationally is the result of depressed asset performance in the stock market over the past three years and an increase in liabilities caused by low interest rates used to calculate these liabilities.
     Weirton Steel's pension funding requirements for the 2004-2005 plan years were projected to be $375 million.
     Weirton Steel has 9,173 individuals who are covered by its pension plan. Currently, 5,347 retirees and/or their dependents receive pension checks. The majority of the remaining 3,826 are active employees, not yet receiving a pension, as well as a small portion of deferred vested benefits.
     Employees and retirees can reach the PBGC through a link on Weirton Steel's Web site at www.weirton.com.
     Earlier this year, the PBGC took control of National Steel Corp.'s pension plan. The move affected retirees of the former Weirton Steel Division of National Steel.
     Weirton Steel filed for bankruptcy protection on May 19. The company is the nation's fifth largest integrated steel company and second largest producer of tin mill products.







               SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIRTON STEEL CORPORATION


Dated: October 21, 2003
By:                                 /s/ William R. Kiefer
                                       William R. Kiefer
                                       General Counsel
                                       and Secretary